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Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT: Glenn Schaeffer 702-632-6710

MANDALAY RESORT GROUP TO ISSUE SENIOR NOTES

        LAS VEGAS, NV—November 14, 2003—Mandalay Resort Group (NYSE:MBG) has agreed to issue $250 million 6 3/8% senior unsecured notes due December 15, 2011. Subject to customary conditions, the transaction is expected to close on November 25, 2003. Proceeds from this offering, along with other funds, will be used to repay the company's $250 million term loan facility.

        The notes, which will be issued in reliance on the exemption in Section 4(2) of the Securities Act of 1933, have not been registered under the Act and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirement.

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MANDALAY RESORT GROUP TO ISSUE SENIOR NOTES